Exhibit 99.2

From:	Emiliano Kargieman
[***]
[***]
[***]

To:	Satellogic Inc.
Ruta 8 Km 17,500, Edificio 300
Oficina 324 Zonamérica
Montevideo, 91600, Uruguay
00-598-25182302
(“Holdco”)

Re: Consent to be Named as a Director Nominee

Dear Sir,

In connection with the filing by Holdco of the Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Holdco in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Yours faithfully,

[Signature page follows]

Executed on September 20, 2021

/s/ Emiliano Kargieman
By: Emiliano Kargieman